POWER OF ATTORNEY


         The person executing this Power of Attorney hereby appoints Edward F. O'Keefe and Glen A. Payne, or either of them, as his attorney-in-fact to execute and to file such Registration Statements under federal and state securities laws and such Post-Effective Amendments to such Registration Statements of the hereinafter described entities as such attorney-in-fact, or either of them, may deem appropriate:

         INVESCO Capital Appreciation Funds, Inc.
         INVESCO Diversified Fund, Inc.
         INVESCO Emerging Opportunity Funds, Inc.
         INVESCO Growth Fund, Inc.
         INVESCO Income Funds, Inc.
         INVESCO Industrial Income Fund, Inc.
         INVESCO International Funds, Inc.
         INVESCO Money Market Funds, Inc.
         INVESCO Multiple Asset Funds, Inc.
         INVESCO Specialty Funds, Inc.
         INVESCO Strategic Portfolios, Inc.
         INVESCO Tax-Free Income Funds, Inc.
         INVESCO Treasurer's Series Trust
         INVESCO Value Trust
         INVESCO Variable Investment Funds, Inc.

         This Power of Attorney, which shall not be affected by the disability of the undersigned, is executed and effective as of the 17th day of February, 1998.


                                       /s/ Hubert L. Harris, Jr.
                                       -----------------------------------------
                                       Hubert L. Harris, Jr.


STATE OF GEORGIA                            )
                                            )
COUNTY OF ATLANTA                           )

         SUBSCRIBED, SWORN TO AND ACKNOWLEDGED before me by Hubert L. Harris, Jr., as a director or trustee of each of the above-described entities, this 17th day of February, 1998.

                                     /s/ Henri Martineau
                                     ------------------------------------------
                                     Notary Public

My Commission Expires: